As filed with the Securities and Exchange Commission on June 13, 2017

Registration No. ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Aqua Metals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-1169572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1010 Atlantic Avenue Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2014 Stock Incentive Plan

(Full title of the plan)

Daniel K. Donahue

Greenberg Traurig, LLP

3161 Michelson Drive, Suite 1000

Irvine, California 92612

(949) 732-6500

(Name and address of agent for service)

(949) 732-6500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filter, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial or accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock	750,000 shares	$12.99	(2)	$9,742,500	(2)	$1,129.16

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and sold as a result of anti-dilution provisions described in the above-referenced plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register 750,000 additional shares (the “Additional Shares”) of the Registrant’s Common Stock issuable under the Aqua Metals, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”). The Additional Shares are in addition to the Common Stock previously registered for issuance on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2016 (File No. 333-211810) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statement are incorporated by reference and made part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibits

Exhibit No.	Description	Method of Filing

5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith

23.1	Consent of Armanino LLP	Filed electronically herewith

23.4	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on the signature page to this registration statement

99.1	Aqua Metals, Inc. 2014 Amended and Restated Stock Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement filed with the SEC on April 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, California on June 13, 2017.

AQUA METALS, INC.

By:	/s/ Stephen R. Clarke
Stephen R. Clarke
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Stephen R. Clarke and Thomas Murphy, and each of them, as such person’s true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 13, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Stephen R. Clarke	President, Chief Executive Officer and Director (Principal
Stephen R. Clarke	Executive Officer)

/s/ Thomas Murphy	Chief Financial Officer and Director (Principal Financial
Thomas Murphy	and Accounting Officer)

/s/ Vincent L. DiVito	Director
Vincent L. DiVito

/s/ Mark Slade	Director
Mark Slade

Director
Mark Stevenson

2

INDEX TO EXHIBITS

No.	Item	Method of Filing

5.1	Opinion and Consent of Greenberg Traurig, LLP	Filed electronically herewith

23.1	Consent of Armanino LLP	Filed electronically herewith

23.4	Consent of Greenberg Traurig, LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on the signature page to this registration statement

99.1	Aqua Metals, Inc. 2014 Amended and Restated Stock Incentive Plan	Incorporated by reference from the Company’s Definitive Proxy Statement filed with the SEC on April 24, 2017